                                                                    EXHIBIT 99.2

                              ALLOCATION AGREEMENT
                         NEW MARKETS TAX CREDIT PROGRAM
                COMMUNITY DEVELOPMENT FINANCIAL INSTITUTIONS FUND

ALLOCATEE:                                  NMTC PROGRAM CONTROL NUMBER: 03NMA001435
Rockland Trust Community Development LLC
                                            EMPLOYER IDENTIFICATION NUMBER: 20-0167155

ADDRESS: 288 Union Street, Rockland, MA 02370-1803

DATE OF APPLICABLE NOTICE OF ALLOCATION AUTHORITY:  DATE OF NOTICE OF ALLOCATION:4/26/04
July 18, 2003

ALLOCATEE'S FISCAL YEAR END: 12/31

NMTC ALLOCATION AMOUNT: $30,000,000

By signing this Allocation Agreement and in consideration of the mutual covenants, conditions and agreements hereinafter set forth, the parties hereto, by their respective Authorized Representatives, agree that the NMTC Allocation provided hereunder shall be administered pursuant to the Organization Specific Terms and Conditions attached hereto as Schedule 1 and the General Allocation Terms and Conditions, attached hereto as Schedule 2, and made a material part hereof.

COMMUNITY DEVELOPMENT FINANCIAL INSTITUTIONS            ROCKLAND TRUST COMMUNITY DEVELOPMENT LLC
FUND

By:____________________________________                 By:_____________________________________

Authorized Representative: Linda G. Davenport           Authorized Representative: Edward H. Seksay
Title: Deputy Director for Policy and Programs          Title: General Counsel

NMTC ALLOCATION EFFECTIVE DATE:

THIS ALLOCATION AGREEMENT COMPRISES:

SCHEDULE 1 - ORGANIZATION SPECIFIC TERMS AND CONDITIONS

SCHEDULE 2 - GENERAL ALLOCATION TERMS AND CONDITIONS

SCHEDULE 3 - OPINION OF COUNSEL

                                                                      SCHEDULE 1
                              ALLOCATEE:ROCKLAND TRUST COMMUNITY DEVELOPMENT LLC
                                                        CONTROL NO.: 03NMA001435

                         NEW MARKETS TAX CREDIT PROGRAM
                   ORGANIZATION SPECIFIC TERMS AND CONDITIONS

                                                                      SCHEDULE 1
                             ALLOCATEE: ROCKLAND TRUST COMMUNITY DEVELOPMENT LLC
                                                        Control No.: 03NMA001435

THE PROVISIONS SET FORTH BELOW CORRESPOND TO THE SPECIFIED SECTIONS IN SCHEDULE 2 (GENERAL ALLOCATION TERMS AND CONDITIONS) OF THIS ALLOCATION AGREEMENT.

SECTION 3.2(a): ELIGIBLE ACTIVITIES

Non-Real Estate QALICBs:                                X

Real Estate QALICBs:                                    X

Capitalization of other CDEs:

Purchase of loans from other CDEs:

Financial Counseling and other Services:                X

SECTION 3.2(b): SERVICE AREA: Local

STATE      STATE FIPS           COUNTY          COUNTY FIPS
-----      ----------           ------          -----------
 MA            25          Dukes County            25007

 MA            25          Barnstable County       25001

 MA            25          Bristol County          25005

 MA            25          Norfolk County          25021

 MA            25          Plymouth County         25023

 MA            25          Nantucket County        25019

SECTION 3.2(c): SUBSIDIARY ALLOCATEES : Not applicable.

SECTION 3.2(d): UNRELATED ACTIVITIES

Unrelated Activities Clause:      [X] Applicable        [ ] Not Applicable

                                                                      SCHEDULE 1
                             ALLOCATEE: ROCKLAND TRUST COMMUNITY DEVELOPMENT LLC
                                                        Control No.: 03NMA001435

SECTION 3.2(f): FLEXIBLE PRODUCTS

Flexible Products Percentage: 100 %

SECTION 3.2(g): REQUIRED TRANSACTIONS: Not applicable.

SECTION 3.2(h): TARGETED DISTRESSED COMMUNITIES

Targeted Distressed Communities Percentage: 95 %

SECTION 3.2(i): LOAN PURCHASES REINVESTMENT: Not applicable.

SECTION 3.3(b): INELIGIBLE ACTIVITIES

Ineligible Activities Clause:       [ ] Applicable         [X] Not Applicable

                                                                      SCHEDULE 2
                             ALLOCATEE: ROCKLAND TRUST COMMUNITY DEVELOPMENT LLC
                                                        CONTROL NO.: 03NMA001435

                         NEW MARKETS TAX CREDIT PROGRAM
                    GENERAL ALLOCATION TERMS AND CONDITIONS

                                TABLE OF CONTENTS

                                                                                      Page
I.    Incorporation by Reference ...............................................       1

II.   Definitions ..............................................................       1
      2.1   Act ................................................................       1
      2.2   Affiliate ..........................................................       1
      2.3   Allocation Agreement ...............................................       1
      2.4   Allocation Application .............................................       1
      2.5   Allocation Date ....................................................       1
      2.6   Control ............................................................       2
      2.7   Equity Investment ..................................................       2
      2.8   Financial Counseling and Other Services ............................       2
      2.9   Low-Income Community ...............................................       2
      2.10  Low-Income Person ..................................................       2
      2.11  Metropolitan Area ..................................................       2
      2.12  NMTC Allocation ....................................................       2
      2.13  NMTC Program .......................................................       3
      2.14  Notice of Allocation ...............................................       3
      2.15  Qualified Active Low-Income Community Business .....................       3
      2.16  Qualified Community Development Entity .............................       3
      2.17  Qualified Equity Investment ........................................       3
      2.18  Qualified Low-Income Community Investment ..........................       3
      2.19  Service Area .......................................................       3
      2.20  Subsidiary .........................................................       3
      2.21  Subsidiary Allocatee ...............................................       3
      2.22  Temporary and Proposed Income Tax Regulations ......................       4
      2.23  Voting Securities ..................................................       4

III.  The NMTC Allocation ......................................................       4
      3.1   NMTC Allocation ....................................................       4
      3.2   Authorized Uses of NMTC Allocation .................................       5
      3.3   Restrictions on the Use of NMTC Allocation .........................       7
      3.4   Availability of NMTC Allocation............ ........................       8
      3.5   Notice to Taxpayers of Qualified Equity Investment .................       8

IV.   Representations and Warranties ...........................................       8
      4.1   Organization, Standing and Powers ..................................       8
      4.2   Qualification ......................................................       8
      4.3   Authorization; Consents ............................................       8
      4.4   Execution and Delivery; Binding Agreement ..........................       9
      4.5   No Conflicts .......................................................       9
      4.6   Litigation .........................................................       9

      4.7   Compliance with Other Instruments ..................................        9
      4.8   Disclosure .........................................................        9
      4.9   Taxes; Debts; Bankruptcy ...........................................       10
      4.10  Debarment, Suspension and Other Responsibility Matters .............       10
      4.11  Status as a CDE ....................................................       10

V.    Conditions Precedent to NMTC Allocation ..................................       10
      5.1   Performance ........................................................       10
      5.2   Opinion of Allocatee Counsel .......................................       10
      5.3   Representations and Warranties .....................................       11
      5.4   Proceedings and Documents ..........................................       11

VI.   Covenants and Agreements of the Allocatee ................................       11
      6.1   Compliance with Government Requirements ............................       11
      6.2   Fraud, Waste, and Abuse ............................................       11
      6.3   Right to Inspect and Audit .........................................       11
      6.4   Retention of Records ...............................................       12
      6.5   Reports ............................................................       12
      6.6   Equal Credit Opportunity Act .......................................       13
      6.7   Use of Allocation ..................................................       13
      6.8   Maintain Existence as a CDE ........................................       14
      6.9   Advise the Fund of Certain Material Events .........................       14
      6.10  Disclosure to Potential Investors ..................................       14

VII.  Monitoring Fee ...........................................................       14
      7.1 Monitoring/Compliance Fee ............................................       14

VIII. Events of Default, Events of Recapture and Remedies ......................       15
      8.1   Events of Default ..................................................       15
      8.2   Events of Recapture ................................................       15
      8.3   Remedies ...........................................................       16
      8.4   Referral to IRS ....................................................       16
      8.5   No Waiver ..........................................................       16
      8.6   Prior Notice to Allocatee of Sanctions .............................       17
      8.7   Joint and Several Liability ........................................       17

IX.   Miscellaneous ............................................................       17
      9.1   Notices ............................................................       17
      9.2   Entire Agreement ...................................................       18
      9.3   Assignment .........................................................       18
      9.4   Successors .........................................................       18
      9.5   Severability .......................................................       18
      9.6   No Waiver ..........................................................       19

9.7   Applicable Law ...........................................................       19
9.8   Disclaimer of Relationships ..............................................       19
9.9   Counterparts .............................................................       19
9.10  Headings .................................................................       19
9.11  Amendments ...............................................................       19
9.12  Survival of Representations and Warranties ...............................       19
9.13  Termination ..............................................................       20
9.14  Disclosure of Allocatee Reports by Fund ..................................       20
9.15  Compliance with Non-Discrimination Statutes ..............................       20

                                    ARTICLE I
                           INCORPORATION BY REFERENCE

      26 C.F.R. Part 1, section 1.45D-1T, as from time to time amended, the Act (as hereinafter defined), and any regulations for the NMTC Program which may be later promulgated by the Fund, are incorporated by reference and given the same force and effect as if set out in full text herein. In the event of any inconsistency between 26 C.F.R. Part 1, section 1.45D-1T, the Act, or any applicable Fund regulations and the terms of this Allocation Agreement, and any amendments thereto, the provisions of 26 C.F.R. Part 1, section 1.45D-1T, the Act, and the applicable Fund regulations shall govern.

                                   ARTICLE II
                                  DEFINITIONS

      When used in this Allocation Agreement, the following terms shall have the meanings specified below. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Act and/or the Temporary and Proposed Income Tax Regulations (as hereinafter defined).

2.1 Act. "Act" shall mean Section 121 of the Community Renewal Tax Relief Act of 2000, which includes Section 45D of the Internal Revenue Code (IRC) as enacted by section 1 (a)(7) of the Consolidated Appropriations Act, 2001, Pub. L. No. 106-554 (December 21, 2000).

2.2 Affiliate. " Affiliate" shall mean any legal entity that Controls, is Controlled by, or is under common Control with the Allocatee.

2.3 Allocation Agreement. "Allocation Agreement" or "Agreement" shall mean this NMTC Program Allocation Agreement between the Fund and the Allocatee and Subsidiary Allocatee, as the case may be, including the Organization Specific Terms and Conditions (Schedule 1) and the General Allocation Terms and Conditions (Schedule 2) and any attachments hereto, as such Agreement may, from time to time, be amended in accordance with its terms.

2.4 Allocation Application. "Allocation Application" or "Application" shall mean the NMTC Program Application Form, together with any permitted attachments submitted (either in electronic or hard-copy format) by the Allocatee to the Fund, in response to the Notice of Allocation Availability (NOAA) inviting applications for the NMTC Program that was published in the Federal Register on July 18, 2003 and as amended on September 12, 2003.

2.5 Allocation Date. "Allocation Date" shall mean the date, as determined by the Fund, that the Allocatee has returned to the Fund an executed copy of this Allocation Agreement along with an acceptable opinion of counsel as set forth in Attachment A attached hereto. Once the Fund has determined the Allocation Date, the Fund will insert such date on the signature page of the

Allocation Agreement and provide the Allocatee with notification of the Allocation Date and a copy of the signature page.

2.6 Control. "Control" shall mean:

      (a) Ownership, control, or power to vote more than 50 percent of the outstanding shares of any class of Voting Securities of any entity, directly or indirectly or acting through one or more other persons;

      (b) Control in any manner over the election of a majority of the directors, trustees, or general partners (or individuals exercising similar functions) of any other entity; or

      (c) Power to exercise, directly or indirectly, a controlling influence over the management policies or investment decisions of another entity, as determined by the Fund.

      For purposes of this Allocation Agreement, the term "Control" does not include an investor's contractual right to remove a general partner of an Allocatee.

2.7 Equity Investment. "Equity Investment" shall mean pursuant to IRC Section 45D(b)(6) and 26 C.F.R. 1.45D-1T(c)(2), any stock (other than nonqualified preferred stock as defined in IRC Section 351(g)(2)) in an entity that is a corporation and any capital interest in an entity that is a partnership for federal tax purposes.

2.8 Financial Counseling and Other Services. "Financial Counseling and Other Services" shall mean, pursuant to 26 C.F.R. 1.45D-1T(d)(7), advice provided by a Qualified Community Development Entity relating to the organization or operation of a trade or business.

2.9 Low-Income Community. "Low-Income Community" shall mean any area as defined in accordance with IRC Section 45D(e).

2.10 Low-Income Person. "Low-Income Person" shall mean individuals having an income of not more than (a) for non-Metropolitan Areas, 80 percent of the statewide median family income; and (b) for Metropolitan Areas, the greater of
(i) 80 percent of the statewide median family income or (ii) 80 percent of the Metropolitan Area median family income.

2.11 Metropolitan Area. "Metropolitan Area" shall mean an area designated as such by the Office of Management and Budget pursuant to 44 U.S.C. 3504(e) and 31 U.S.C. 1104(d) and Executive Order 10253 (3 CFR 1949-1953 Comp., p.758), as
amended.

2.12 NMTC Allocation. "NMTC Allocation" shall mean an allocation of tax credit authority pursuant to the NMTC Program.

2.13 NMTC Program. "NMTC Program" shall mean the program authorized by the Act and implemented pursuant to guidance published by the Fund at 66 Federal Register 21846 and 66 Federal Register 65806, the Temporary and Proposed Income Tax Regulations (as hereinafter defined) promulgated by the Internal Revenue Service, and applicable Notice of Allocation Availability.

2.14 Notice of Allocation. "Notice of Allocation" shall mean a notification to the Allocatee from the Fund which informs the Allocatee that it has been approved by the Fund to receive a NMTC Allocation subject to the terms and conditions set forth in the Notice of Allocation.

2.15 Qualified Active Low-Income Community Business. "Qualified Active Low-Income Community Business" or "QALICB" shall mean any corporation (including a nonprofit corporation), partnership or other business that meets the requirements set forth in IRC Section 45D(d)(2) and 26 C.F.R. 1.45D-1T(d)(4).

2.16 Qualified Community Development Entity. "Qualified Community Development Entity" or "CDE" shall mean any domestic corporation or partnership, for Federal tax purposes, certified as a CDE by the Fund pursuant to IRC Section 45D(c).

2.17 Qualified Equity Investment. "Qualified Equity Investment" shall mean an Equity Investment in a CDE that meets the requirements of IRC Section 45D(b) and 26 C.F.R. 1.45D-1T(c).

2.18 Qualified Low-Income Community Investment. "Qualified Low-Income Community Investment" or "QLICI" shall have the same meaning as set forth in IRC Section 45D(d) and 26 C.F.R. 1.45D-1T(d).

2.19 Service Area. "Service Area" shall mean, for the purposes of this Allocation Agreement, the geographic area encompassing Low-Income Communities in which the Allocatee is authorized to make Qualified Low-Income Community Investments using the proceeds of Qualified Equity Investments. The Allocatee's authorized Service Area is set forth in Section 3.2(b) of this Allocation Agreement.

2.20 Subsidiary. "Subsidiary" shall mean any legal entity that is owned or Controlled directly or indirectly by the Allocatee. This term includes series funds, which are separate investment funds Controlled by the Allocatee.

2.21 Subsidiary Allocatee. "Subsidiary Allocatee" shall mean a Subsidiary of the Allocatee to which the Fund has authorized the Allocatee to transfer all or a portion of its NMTC Allocation, pursuant to Section 3.2(c) of this Allocation Agreement. A Subsidiary Allocatee must be a CDE and must agree to abide by all of the terms and conditions contained in this Allocation Agreement as such terms and conditions apply to the Allocatee.

2.22 Temporary and Proposed Income Tax Regulations. "Temporary and Proposed Income Tax Regulations" shall mean the temporary and proposed regulations promulgated by the Internal Revenue Service at 26 C.F.R. 1.45D-1T, together with any amendment or interpretation of those regulations as may be promulgated by the Internal Revenue Service through guidance published in the Internal Revenue Bulletin or the Federal Register, which provide guidance for taxpayers claiming the New Markets Tax Credit under IRC Section 45D.

2.23 Voting Securities. "Voting Securities" shall mean (a) shares of common or preferred stock, general or limited partnership shares or interests, or similar interests if the shares or interest, by statute, charter, or in any manner, entitle the holder:

      (i) To vote for or select directors, trustees, or partners (or persons exercising similar functions of the issuing company); or

      (ii) To vote on or to direct the conduct of the operations or other significant policies of the issuing company.

      (b) Nonvoting shares. Preferred shares, limited partnership shares or interests, or similar interests are not Voting Securities if:

      (i) Any voting rights associated with the shares or interest are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preference of the security or other interest, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the security or interest, the dissolution of the issuing company, or the payment of dividends by the issuing company when preferred dividends are in arrears;

      (ii) The shares or interest represent an essentially passive investment or financing device and do not otherwise provide the holder with Control over the issuing company; and

      (iii) The shares or interest do not entitle the holder, by statute, charter, or in any manner, to select or to vote for the selection of directors, trustees, or partners (or persons exercising similar functions) of the issuing company.

                                   ARTICLE III
                              THE NMTC ALLOCATION

3.1 NMTC Allocation. Subject to all of the terms and conditions hereof and in reliance upon all representations, warranties, assurances, certifications and agreements contained herein, the Fund hereby agrees to allocate to the Allocatee and the Allocatee hereby agrees to accept from the Fund an NMTC Allocation. The amount of the NMTC Allocation represents the amount of Qualified Equity Investments which may be issued by the Allocatee, and as to which NMTCs may be claimed. If any of the conditions specified herein or in any document connected herewith, including the Notice of Allocation, have not been fulfilled to the satisfaction of the Fund, the Fund will, in its sole discretion, elect not to effectuate the NMTC Allocation until such time as said conditions shall be fulfilled to the satisfaction of the Fund. Once the Fund has determined that the conditions required herein, including the Notice of Allocation, have been met and the Allocatee has returned to the Fund an executed copy of the Allocation Agreement along with an acceptable opinion of counsel, the Fund will set the Allocation Date. This Allocation Agreement will be effective as of the Allocation Date.

3.2 Authorized Uses of NMTC Allocation. The Allocatee shall use the NMTC Allocation only as follows:

      (a) The Allocatee shall make at least 85 percent of its QLICIs (in terms of the aggregate dollar amount of the QLICIs) in the types of activities listed in Schedule 1 of this Allocation Agreement.

      (b) The Allocatee shall make at least 85 percent of the authorized QLICIs (in terms of the aggregate dollar amount of the QLICIs) set forth in Section 3.2(a) hereof in the Service Area(s) listed in
            Schedule 1 of this Allocation Agreement.

      (c) If applicable, the Allocatee may transfer all or part of its NMTC Allocation to the Subsidiary Allocatees listed in Schedule 1 of this Allocation Agreement.

      (d) If applicable, as listed in Schedule 1 of this Allocation Agreement, the Allocatee shall satisfy the requirements of IRC Section 45D(b)(1)(B) and 26 C.F.R. 1.45D-1T(c)(5) with respect to the Qualified Equity Investments it receives by making QLICIs in businesses in which persons unrelated to the Allocatee hold the majority equity interest (as defined in IRC Section 45D(f)(2)(B)), and as determined subsequent to the Allocatee making the QLICI. At no time shall the aggregate dollar amount of QLICIs made to related entities exceed 15 percent of the Allocatee's total NMTC Allocation;

      (e) By September 30, 2007, the Allocatee shall issue at least 60 percent of its Qualified Equity Investments related to its NMTC Allocation;

      (f) If applicable, at such time that the Allocatee has made 100 percent of its QLICIs or September 30, 2007, whichever date is earlier, and until the Allocatee redeems its first Qualified Equity Investment related to its NMTC Allocation, the Allocatee shall demonstrate that it has made at least the designated percent of such QLICIs as listed in Schedule 1 of this Allocation Agreement (in terms of the aggregate dollar amount of the QLICIs) that are in the form of loans to or investments in CDEs or QALICBs (as opposed to loan purchases or the provision of Financial Counseling and Other Services) using terms and conditions that, at the time each of the QLICIs was made, were flexible, non-conventional, or non-conforming with reference to either the Allocatee's underwriting guidelines or standard practice in the marketplace as documented by the Allocatee, including one or more of the following criteria as is appropriate for the type of borrower or investee, use of loan or equity investment proceeds and transaction type, provided nothing in this Allocation Agreement shall be construed to require the Allocatee to engage in unsafe or unsound underwriting practices:

            (i)    Equity products;

            (ii)   Equity-equivalent terms and conditions;

            (iii) Debt with equity features (i.e., debt with royalties; debt with warrants; convertible debt);

            (iv)   Subordinated debt;

            (v)    Below market interest rates;

            (vi)   Lower than standard origination fees;

            (vii)  A longer than standard period of interest only loan payments;

            (viii) Higher than standard loan to value ratio;

            (ix)   A longer than standard amortization period;

            (x)    More flexible borrower credit standards;

            (xi)   Nontraditional forms of collateral;

            (xii)  Lower than standard debt service coverage ratio; or

            (xiii) Loan loss reserve requirements that are less than standard.

      (g) If applicable, the Allocatee shall use the proceeds of its Qualified Equity Investments minimally or solely to make QLICIs in the project(s) listed in Schedule 1 of this Allocation Agreement.

      (h) If applicable, at such time that the Allocatee has made 100 percent of its QLICIs or September 30, 2007, whichever date is earlier, the Allocatee shall have made at least the designated percent of the total dollar amount of its QLICIs, as listed in Schedule 1 of this Allocation Agreement, in areas within its Service Area with one or more of the following criteria or programs, as of the date the Allocatee closed the QLICI transaction:

                  (i)   Poverty rates greater than 30 percent;

                  (ii) If located within a non-Metropolitan Area, median family income does not exceed 60 percent of statewide median family income or if located within a Metropolitan Area, median family income does not exceed 60 percent of the greater of statewide median family income or the Metropolitan Area median family;

                  (iii) Unemployment rates at least 1.5 times the national
                        average;

                  (iv)  Designated for redevelopment by a governmental agency;

                  (v) Federally designated Empowerment Zones, Enterprise Communities, or Renewal Communities;

                  (vi)   SBA designated HUB Zones;

                  (vii) Designated as Native American or Alaskan Native areas, Hawaiian Homelands, or redevelopment areas by the appropriate Tribal or other authority;

                  (viii) Brownfields redevelopment areas;

                  (ix)   Encompassed by a HOPE VI redevelopment plan; or

                  (x) Located in a Hot Zone (defined as geographic areas designated by the Fund as having greater levels of economic distress).

      (i) If applicable, the Allocatee shall require CDEs from which it purchases loans to reinvest at least the designated percent of the proceeds of such loan sales, as listed in Schedule 1 of this Allocation Agreement, in the form of QLICIs.

3.3 Restrictions on the Use of NMTC Allocation.

      (a) The Allocatee shall not use its NMTC Allocation in a manner other than as authorized herein, unless the Allocatee consults with and obtains the prior written approval of the Fund, which approval shall not be unreasonably withheld.

      (b) If applicable, the Allocatee shall not use the proceeds of its Qualified Equity Investments for the activities listed in Schedule 1 of this Allocation Agreement.

      (c) The Allocatee shall not transfer any portion of a NMTC Allocation to any Subsidiary, except those Subsidiaries listed in Section 3.2(c) of this Allocation Agreement, without the Fund's prior written approval.

      (d) Pursuant to IRC Section 45D(b)(2) and 26 C.F.R. 1.45D-1T(c)(4)(ii), the Allocatee may not designate Equity Investments that it issues as Qualified Equity Investments in an amount that exceeds the total amount of its NMTC Allocation.

      (e)   Pursuant to IRC Section 45D(b)(1) and 26 C.F.R.
            1.45D-1T(c)(4)(i)(A), the Allocatee may not designate any Equity Investment that it issues as a Qualified Equity Investment if such investment is issued by the Allocatee more than five (5) years after the Allocation Date.

      (f) Pursuant to 26 C.F.R. 1.45D-1T(c)(4)(i)(B), the Allocatee may not designate an Equity Investment that it issues to another CDE as a Qualified Equity Investment if the CDE making the investment has received an NMTC Allocation.

      (g) A taxpayer that makes a Qualified Equity Investment in the Allocatee may not receive a Bank Enterprise Award Program award in addition to NMTCs for making the same Equity Investment in the Allocatee.

3.4 Availability of NMTC Allocation. On or after the Allocation Date, the Allocatee may designate Qualified Equity Investments as to which NMTCs may be claimed with respect to Equity Investments made on or after that date. An Allocatee may also designate as a Qualified Equity Investment such Equity Investments in the Allocatee made pursuant to the requirements set forth in 26 C.F.R. 1.45D-1T(c)(3)(ii)(B).

3.5 Notice to Taxpayers of Qualified Equity Investment. In accordance with 26 C.F.R. 1.45D-1T(g)(2), the Allocatee shall provide notice to any taxpayer who makes a Qualified Equity Investment in the Allocatee at its original issue that the Equity Investment is a Qualified Equity Investment entitling the taxpayer to claim a NMTC. The Allocatee shall provide such notice to the taxpayer no later than 60 days after the date the taxpayer makes the Qualified Equity Investment in the Allocatee. The notice shall contain the amount paid to the Allocatee for the Qualified Equity Investment at its original issue and the taxpayer identification number of the Allocatee.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

As of Allocation Date, the Allocatee hereby represents and warrants to the Fund the following:

4.1 Organization, Standing and Powers. The Allocatee is a domestic corporation or partnership for Federal tax purposes. In addition, the Allocatee validly exists and is in good standing (if applicable) under the laws of the State of its formation, and has all requisite organizational power and authority to own and operate its assets and properties, to carry on its business as it is now being conducted and to carry out the authorized use(s) of the NMTC Allocation provided hereunder.

4.2 Qualification. The Allocatee is duly qualified, in good standing (if applicable) and authorized to transact business in each jurisdiction where the conduct of the Allocatee's business, the carrying out of the authorized use(s) of the NMTC Allocation to be provided hereunder or the ownership of its assets and properties requires such qualification, or, if not so qualified, the Allocatee's failure so to qualify shall not reasonably be expected to: (i) have a material adverse effect on the financial condition or business operations of the Allocatee; (ii) impair the Allocatee's ability to carry out the authorized use(s) of the NMTC Allocation to be provided hereunder; or (iii) impair the Allocatee's right to enforce any material agreement to which it is a party.

4.3 Authorization; Consents. The execution, delivery and performance by the Allocatee of the Allocation Agreement and the carrying out of the authorized use(s) of the NMTC Allocation provided hereunder are within the Allocatee's powers and have been duly authorized by all necessary corporate, partnership or limited liability company action and no consent, approval, authorization or order of, notice to and filing with, any third party including, without limitation, any governmental entity which has not been previously obtained, is required in connection with such execution, delivery and performance. The Allocatee will make all such notices or filings that may be required after the Allocation Date in accordance with the applicable time periods for such notices or filings.

4.4 Execution and Delivery; Binding Agreement. This Allocation Agreement and all documents connected herewith have been or will be, on or before the Allocation Date, duly authorized, executed and delivered on behalf of the Allocatee and constitute, on the Allocation Date, the legal, valid and binding obligations of the Allocatee enforceable in accordance with their respective terms.

4.5 No Conflicts. The execution, delivery and performance by the Allocatee of this Allocation Agreement and the carrying out of the authorized uses(s) of the NMTC Allocation provided hereunder shall not result in any material violation of and shall not materially conflict with, or result in a material breach of any of the terms of, or constitute a material default under, any provision of Federal or State law to which the Allocatee is subject, the Allocatee's incorporation, charter, organization, formation or otherwise establishing documentation, bylaws or any agreement, judgment, writ, injunction, decree, order, rule or regulation to which the Allocatee is a party or by which it is bound.

4.6 Litigation. The Allocatee has neither actual nor constructive knowledge of any suit, action, proceeding or investigation pending or threatened that questions the validity of this Allocation Agreement or any action taken or to be taken pursuant hereto or contemplated hereby including, but not limited to, the carrying out of the authorized use(s) of the NMTC Allocation to be provided hereunder.

4.7 Compliance with Other Instruments. The Allocatee is not in material violation of any provision of its incorporation, charter, organization, formation or otherwise establishing documents, or in material violation of any loan agreement or other material agreement to which it is a party. The Allocatee is not in material violation of any instrument, judgment, decree, order, statute, rule or governmental regulation applicable to it, the violation of which might have a material adverse effect on the business, affairs, operations, or condition of the Allocatee.

4.8 Disclosure. Neither this Allocation Agreement, the Allocation Application nor any attachment hereto, nor any certification or other document referenced or incorporated herein or therein and furnished to the Fund by the Allocatee contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Allocatee has disclosed, in writing, to the Fund all facts that might reasonably be expected to result in a material adverse effect upon the Allocatee's ability either to conduct its principal business or to carry out its proposed and herein authorized uses of the NMTC Allocation to be provided hereunder. The Allocatee has not knowingly and willfully made or used a document or writing containing any false, fictitious or fraudulent statement or entry as part of its correspondence or communication with the Fund. The Allocatee acknowledges, under 18 U.S.C. Section 1001, that if it knowingly and willfully makes or uses such document or writing, it or its employee(s) or agents may be fined or imprisoned for not more than five years, or both.

4.9 Taxes; Debts; Bankruptcy. The Allocatee is not delinquent on any debts owed to Federal, State or local governments including, but not limited to, amounts due under the Internal Revenue Code. The Allocatee has never filed for bankruptcy and has neither actual nor constructive knowledge of any pending or anticipated bankruptcy filings on its behalf.

4.10 Debarment, Suspension and Other Responsibility Matters. Neither the Allocatee nor any of its principals (as defined by 31 C.F.R. 19.105): (a) are presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from covered transactions by any Federal department or agency; (b) within a three-year period prior to the Allocation Date, have been convicted of or had a civil judgment rendered against them for commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, State or local) transaction or contract under a public transaction, violation of Federal or State antitrust statutes or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, or receiving stolen property;
(c) are presently indicted for or otherwise criminally or civilly charged by a governmental entity (Federal, State or local) with commission of any of the offenses enumerated in (b) above; or (d) within a three-year period prior to the Allocation Date, have had one or more public transactions (Federal, State, or local) terminated for cause or default.

4.11 Status as a CDE. Since its certification as a CDE by the Fund, the Allocatee has neither actual nor constructive knowledge of any changes that may adversely affect its (or any of its Subsidiary Allocatees') status as a certified CDE.

                                    ARTICLE V
                     CONDITIONS PRECEDENT TO NMTC ALLOCATION

      The obligation of the Fund to provide a NMTC Allocation to the Allocatee is subject to the fulfillment, as determined by the Fund, in its sole discretion, of the following conditions precedent, each of which shall be fulfilled prior to or as of the Allocation Date.

5.1 Performance. The Allocatee shall have performed and complied with all applicable agreements and conditions contained herein required to be performed or complied with by it before or on the Allocation Date.

5.2 Opinion of Allocatee Counsel. Unless otherwise determined by mutual agreement of the Fund and the Allocatee, the Fund shall have received from the counsel for the Allocatee, an acceptable opinion or acceptable opinions, as determined by the Fund, substantially in the form set forth in Attachment A attached hereto.

5.3 Representations and Warranties. The representations and warranties set forth in this Agreement, the Allocation Application and the Assurances and Certifications contained in the Allocation Application are true and correct in all material respects as of the Allocation Date.

5.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Allocation Agreement and all documents and instruments incident to such transactions which are necessary for the Allocatee's execution and delivery of the Allocation Agreement shall be satisfactory in substance and form to the Fund, and the Fund shall have received from the Allocatee all such counterpart originals or certified or other documents as the Fund may reasonably request.

                                   ARTICLE VI
                    COVENANTS AND AGREEMENTS OF THE ALLOCATEE

      The Allocatee shall duly perform and observe each and all of the following covenants and agreements:

6.1 Compliance with Government Requirements. In carrying out its responsibilities pursuant to this Allocation Agreement, the Allocatee shall comply with all applicable Federal, State and local laws, regulations, ordinances, Office of Management and Budget (OMB) Circulars, and Executive Orders.

6.2 Fraud, Waste and Abuse. If the Allocatee becomes aware at any time of the existence of fraud, waste or abuse of the NMTC Allocation allocated pursuant to this Allocation Agreement, the Allocatee shall promptly report such incidence(s) to the Office of Inspector General of the U.S. Department of the Treasury.

6.3 Right to Inspect and Audit. The Allocatee shall submit such financial and activity reports, records, statements, documents, and other information as may be requested by the Fund and the U.S. Department of the Treasury to ensure compliance with this Allocation Agreement, the provisions of the Internal Revenue Code and the Temporary and Proposed Income Tax Regulations. The United States Government including, but not limited to, the U.S. Department of the Treasury, the Internal Revenue Service and the Comptroller General, and their duly authorized representatives, shall have full and free access during reasonable business hours to the Allocatee's offices and facilities and all books, documents, records and financial statements relevant to the NMTC Allocation provided hereunder. The Allocatee shall permit any of these authorities to copy such documents as they deem appropriate. The purposes of such inspections and/or audits will include, but not be limited to, ensuring that representations, warranties, covenants, and/or certifications provided by the Allocatee are accurate. Such inspections and/or audits may also be conducted to investigate a taxpayer's claim for a New Markets Tax Credit, including a potential event of recapture pursuant to IRC Section 45D(g) and 26 C.F.R. 1.45D-1T(e)(2). The Fund will, consistent with applicable law, including the Freedom of Information Act (5 U.S.C. Section 552) and the Privacy Act (5 U.S.C.
Section 552a), maintain the confidentiality of all financial and other proprietary information disclosed to the Fund pursuant to this section.

Furthermore, the Fund will, consistent with IRC Section 6103, maintain the confidentiality of, and adequately safeguard, return information as provided to the Fund pursuant to this section.

6.4 Retention of Records. The Allocatee shall retain all financial records, supporting documents, and any other records pertinent to the NMTC Allocation (including the Allocatee's designation of Qualified Equity Investments and making of QLICIs) as may be reasonably necessary to demonstrate, among other things, the following:

      (a)   the manner in which the NMTC Allocation provided hereunder is used;

      (b) compliance with the requirements of IRC Section 45D, the Temporary and Proposed Income Tax Regulations and this Allocation Agreement; and

      (c)   information to evaluate the results of the NMTC Program.

6.5 Reports. The Allocatee will be required to report on its compliance with the requirements of the NMTC Program and this Allocation Agreement and to assist the Fund in evaluating the results of the NMTC Program. Unless otherwise instructed by the Fund, the Allocatee will submit its reports, except for audited financial statements, to the Fund electronically using the Fund's electronic data collection and Allocation Tracking Systems. The reports are as follows:

      (a) Notice of Receipt of Qualified Equity Investment. Within 60 days after the Allocatee designates an Equity Investment that it issues to a taxpayer as a Qualified Equity Investment, the Allocatee shall notify the Fund using the Fund's electronic Allocation Tracking System. Such notice shall contain, but not be limited to, the following:

      (i) The identification of each taxpayer (including, but not limited to, the name, taxpayer identification number, and address of the investment entity and any partners, members, or other legal entities comprising such investment entity) entitled to claim a NMTC as the result of a Qualified Equity Investment designated by the Allocatee; and

      (ii) The form, date and dollar amount of Qualified Equity Investments issued by the Allocatee.

      (b) Institution-Level Report: The institution-level report shall be submitted annually and may include, but not be limited to, organizational, financial, portfolio and impact information, as well as:

            (i) Certifications and business activity data related to the Allocatee's (and any of its Subsidiary Allocatees') maintenance of its status as a CDE; and

            (ii) Any other information that the Fund deems appropriate to ensure compliance with this Allocation Agreement and to evaluate the results of the NMTC Program.

No later than 180 days after the end of the Allocatee's first fiscal year ending after the Allocation Date and each fiscal year of the Allocatee thereafter, the Allocatee shall deliver to the Fund the Allocatee's institution-level report.

      (c) Audited Financial Statements. No later than 180 days after the end of the Allocatee's first fiscal year ending after the Allocation Date and each fiscal year of the Allocatee thereafter, the Allocatee shall deliver to the Fund copies of the Allocatee's most recent statements of financial condition audited by an independent certified public accountant covering the Allocatee's fiscal year end .

      (d) Transaction-Level Report: The transaction-level report shall include:

            (i) specific data elements on each of the Allocatee's QLICIs, including, but not limited to, the location, type and amount of the QLICIs, and information on the use of the proceeds of QLICIs by CDEs receiving Equity Investments or loans from the Allocatee or CDEs selling loans to the Allocatee;

            (ii) with respect to each Equity Investment that the Allocatee designates as a Qualified Equity Investment, a certification that the requirements of IRC Section 45D(b)(1)(B) and 26 C.F.R. 1.45D-1T(c)(5) are met and that no recapture event within the meaning of IRC Section 45D(g) and 26 C.F.R. 1.45D-1T(e)(2) has occurred; and

            (iii) any other information required to confirm the Allocatee's compliance with the terms of this Allocation Agreement, IRC Section 45D and the Temporary and Proposed Income Tax Regulations.

The Allocatee shall be required to submit this report at least annually, due no later than 180 days after the end of the Allocatee's first fiscal year ending after the Allocation Date and each fiscal year thereafter. In addition, the Fund reserves the right to require additional submissions of information related to this report, but not more frequently than quarterly. If additional submissions are required, the Allocatee will be notified of the specific due date for each additional submission of information related to the transaction-level report at least 60 days prior to the respective due date.

6.6 Equal Credit Opportunity Act. The Allocatee shall provide its products and services in a manner that is consistent with the Equal Credit Opportunity Act (15 U.S.C. Section 1691), to the extent that the Allocatee is subject to the requirements of such Act.

6.7 Use of Allocation. The Allocatee shall use its NMTC Allocation provided hereunder only as permitted hereby.

6.8 Maintain Existence as a CDE. The Allocatee shall do all things reasonably necessary to preserve, renew and keep in full force and effect its existence as a CDE.

6.9 Advise the Fund of Certain Material Events. The Allocatee shall advise the Fund in writing in reasonable detail of any of the following events, within 20 calendar days of the occurrence of such events:

      (a) any proceeding instituted against the Allocatee or its Affiliates in, by or before any court, governmental or administrative body or agency, which proceeding or its outcome could reasonably be expected to have a material adverse effect upon the financial condition or business operations, of the Allocatee;

      (b) any material adverse change in the condition, financial or otherwise, or operations of the Allocatee which would impair the Allocatee's ability to carry out the authorized uses of the NMTC Allocation to be provided hereunder;

      (c)   the occurrence of any Event of Default, as that term is defined in
            Section 8.1 hereof, or any event which upon notice or lapse of time, or both, would constitute an Event of Default;

      (d) the occurrence of any event that may be a recapture event pursuant to IRC Section 45D(g) and 26 C.F.R. 1.45D-1T(e)(2); or

      (e) the merger or acquisition of the Allocatee by or with another entity.

6.10 Disclosure to Potential Investors. The Allocatee will make all disclosures required by Federal or State law, including applicable securities laws, to taxpayers to whom the Allocatee issues Qualified Equity Investments and will advise all such taxpayers to perform all necessary due diligence prior to making an Equity Investment in the Allocatee. The Allocatee will also inform all such taxpayers that the receipt of a NMTC Allocation from the Fund shall not be deemed to be an assurance of any kind by the Fund regarding the taxpayer's Equity Investment in the Allocatee.

                                   ARTICLE VII
                                 MONITORING FEE

7.1 Monitoring/Compliance Fee. The Allocatee agrees to pay to the Fund an annual fee as may be assessed by the Fund, to cover the full cost (as defined in OMB Circular A-25) to the Fund associated with monitoring the Allocatee's compliance with the requirements of the NMTC Program. The Fund will provide the Allocatee with due dates and instructions for payment of such fee at a later date.

                                  ARTICLE VIII
               EVENTS OF DEFAULT, EVENTS OF RECAPTURE AND REMEDIES

8.1 Events of Default. If any one or more of the following events occurs, the Fund, in its sole discretion, may find the Allocatee to be in default

      (a) any representation, warranty, certification, assurance or any other statement of fact set forth in the Allocation Application of the Allocatee including, but not limited to, the Assurances and Certifications contained in the Application, is found by the Fund to be inaccurate, false, or incomplete when made, in any material respect;

      (b) any representation, warranty, certification, assurance or any other statement of fact set forth in this Allocation Agreement as of the Allocation Date or any representation or warranty set forth in any document, report, certificate, financial statement or instrument now or hereafter furnished in connection with this Allocation Agreement as of the Allocation Date or thereafter, is found by the Fund to be inaccurate, false, or incomplete when made, in any material respect;

      (c) the failure of the Allocatee to observe, comply with or perform any term, covenant, agreement or other provision contained in IRC
            Section 45D, the Temporary and Proposed Income Tax Regulations, the Allocation Agreement or any instrument, note or any other document delivered to the Fund in connection with or pursuant to this Allocation Agreement; or

      (d) the failure of the Allocatee to conduct its business in the usual and ordinary course or to maintain its existence and right to carry on its business and duly obtain all necessary renewals and extensions thereof and to maintain, preserve and renew all such rights, powers, privileges and franchises to the extent that such failure has a material adverse effect on the Allocatee, its financial condition or business operations and impairs the Allocatee's ability to carry out the authorized use(s) of the NMTC Allocation to be provided hereunder; provided, however, that no default will be deemed to occur in the event that the Allocatee ceases or omits to exercise any rights, powers, privileges, or franchises that in the judgment of its board of directors may no longer be exercised in the best interests of the Allocatee.

8.2 Events of Recapture. If any one of the following events occurs, a Qualified Equity Investment issued by the Allocatee is subject to a recapture event as further defined in IRC Section 45D(g) and 26 C.F.R. 1.45D-1T(e):

      (a)   the Allocatee ceases to be a certified CDE;

      (b) the proceeds of a Qualified Equity Investment issued by the Allocatee ceases to be used as required by IRC Section 45D(b)(1)(B); or

      (c) a Qualified Equity Investment issued by the Allocatee is redeemed by the Allocatee.

The Internal Revenue Service will determine all such events of recapture.

8.3 Remedies. If the Fund finds the Allocatee to be in default under Section 8.1 of this Allocation Agreement, the Fund may, in its sole discretion, take any one or more of the following actions, subject to Section 8.6 of this Agreement:

      (a) revoke approval of any other applications submitted to and declare as ineligible any other applications pending before the Fund by the Allocatee or any of its Affiliates under any of the Fund's programs;

      (b) terminate or reallocate any unused portion of the NMTC Allocation authorized hereunder;

      (c) bar the Allocatee or any of its Affiliates from applying for a NMTC Allocation from the Fund or to any of the Fund's programs;

      (d) require the Allocatee to convene a meeting(s) of its board of directors or other governing body at which meeting(s) the Fund will be given the opportunity to address the attendees with respect to the Fund's evaluations and concerns regarding the performance of the Allocatee under this Allocation Agreement;

      (e) notify taxpayers (as identified in Section 6.5 of this Allocation Agreement) of the Allocatee's default under this Allocation Agreement; and

      (f) take any other action permitted by the terms of this Allocation Agreement or available at law or in equity (except for recapture events as set forth in Section 8.2 of this Allocation Agreement).

8.4 Referral to IRS. The Fund may provide reports to the Internal Revenue Service on the activities of each Allocatee based on the Allocatee's reports to the Fund. The Internal Revenue Service may use such reports to, among other things, aid in its determination of whether: (i) a Qualified Equity Investment issued by the Allocatee is subject to a recapture event as defined in IRC
Section 45D(g) and 26 C.F.R. 1.45D-1T(e)(2); (ii) a QLICI made by an Allocatee meets the requirements of IRC Section 45D and 26 C.F.R 1.45D-1T; and (iii) an Allocatee continues otherwise to meet the requirements of IRC Section 45D and 26 C.F.R. 1.45D-1T. The Fund may share with the IRS any other information that it obtains, in such manner and at such times, as it deems appropriate, consistent with IRC Section 6103.

8.5 No Waiver. No course of dealing on the part of the Fund or any delay or failure on the part of the Fund to exercise any right herein will operate as a waiver of the right or otherwise prejudice the Fund's rights, powers and remedies under this Allocation Agreement, the Notice of

Allocation, the NOAA, any guidance documents published by the Fund, the Act, the Temporary and Proposed Income Tax Regulations or any other applicable law or regulation.

8.6 Prior Notice to Allocatee of Sanctions. Prior to exercising or imposing any remedy contained herein, the Fund will provide the Allocatee with written notice of the incident(s) giving rise to the default and the proposed remedy (or remedies). The Fund's written notice will give the Allocatee up to 90 calendar days from the date of the notice to respond to and to cure the incident(s) giving rise to the default. If the Allocatee fails to respond or correct the incident(s) giving rise to the default within the time period provided in the written notice, the Fund may, in its sole discretion, impose or exercise the remedy (or remedies) set forth in its written notice. Nothing in this Allocation Agreement, however, will provide the Allocatee with any right to any formal or informal hearing or comparable proceeding not otherwise required by law. In the event of a recapture event under IRC Section 45D(g) and 26 C.F.R. 1.45D-1T(e)(2), this Section does not apply.

8.7 Joint and Several Liability. The Allocatee and each of its Subsidiary Allocatees are hereby jointly and severally liable for any event of default under Section 8.1 of this Allocation Agreement whether the Allocatee or any of its Subsidiary Allocatees incurs such default. If such an event of default occurs, the Fund may, in its sole discretion, subject to Section 8.6 of this Allocation Agreement, impose any of the remedies listed in Section 8.3 of this Allocation Agreement jointly or severally upon the Allocatee and its Subsidiary Allocatees, except that Section 8.3(b) of this Allocation Agreement shall not be imposed with respect to any investment commitments related to a NMTC Allocation made to a non-defaulting Allocatee or Subsidiary Allocatee, as determined by the Fund. For purposes of this section, an investment commitment must be evidenced by a written, signed document in which: (i) an investor commits to make an investment in the Allocatee or Subsidiary Allocatee in a specified amount and on specified terms; (ii) an investor has made an initial disbursement of investment proceeds related to such investment commitment to the Allocatee or Subsidiary Allocatee; and (iii) the investor commits to disburse the remaining investment proceeds based on specified amounts and payment dates.

                                   ARTICLE IX
                                 MISCELLANEOUS

9.1 Notices. All notices, requests, demands, consents, waivers and other communications given under any provision of this Allocation Agreement shall be in writing and shall be delivered by electronic mail or the Fund's electronic data collection and Allocation Tracking System, by hand, mailed by postage-prepaid first-class mail or delivered by overnight courier service, to the addresses and individuals indicated below, or to such different address or addresses as the addressee may have specified in a notice duly given to the sender:

      if to the Fund:

            Community Development Financial Institutions Fund
            Department of the Treasury
            Attention: Grants Management and Compliance Manager

            601 13th Street, NW, Suite 200 South
            Washington, DC 20005
            gmc@cdfi.treas.gov

      if to the Allocatee:

            Allocatee's physical or electronic mailing address as listed in the Fund's electronic database.
            Attention: Authorized Representative

All such notices shall be deemed as received on the date of actual receipt by the Fund or the Allocatee.

9.2 Entire Agreement. This Allocation Agreement, the Schedules, the material provisions of the Allocation Application and the attachments, exhibits, appendices and supplements to the Application, and the Notice of Allocation between the Allocatee and the Fund with respect to the NMTC Allocation contain the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements or understandings, written or oral, in respect thereof, and no change, modification or waiver of any provision hereof shall be valid unless in writing and signed by the party to be bound. The Allocation Application, including any attachments, exhibits, appendices and supplements thereto, any Schedules, attachments, exhibits, appendices and supplements to this Allocation Agreement, and said Notice of Allocation are incorporated in and made a part of this Allocation Agreement.

9.3 Assignment. The Allocatee may not assign, pledge or otherwise transfer any rights, benefits or responsibilities of the Allocatee under this Allocation Agreement except as set forth in Section 3.2(c) of this Allocation Agreement, without the prior written consent of the Fund.

9.4 Successors. The rights, benefits and responsibilities of each of the parties hereto shall inure to their respective successors, subject to this Section 9.4. If the Allocatee merges with or is acquired by another entity, the Fund reserves the right to examine the new entity, which acquired or merged with the Allocatee, to determine its acceptability as an Allocatee. If the Fund determines that the new entity is not eligible or acceptable as an Allocatee, or if the new entity does not agree to abide by all the provisions of this Allocation Agreement and shall continue operations and performance as if there were no interruption in the parties to this Agreement, the Fund may terminate the continued provision of the NMTC Allocation under this Allocation Agreement and take any or all remedies it deems appropriate in accordance with Sections
8.3 and 8.6 herein.

9.5 Severability. If any provision of this Allocation Agreement shall for any reason be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provision of this Allocation Agreement, and this Allocation Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been contained herein.

9.6 No Waiver. No delay or failure on the part of either party in exercising any rights hereunder, and no partial or single exercise thereof, shall constitute a waiver of such rights or of any other rights hereunder.

9.7 Applicable Law. This Allocation Agreement shall be governed by and construed in accordance with Federal law to the extent such Federal law is applicable, and to the extent Federal law is not applicable, this Allocation Agreement shall be governed by and construed in accordance with the law of the State of formation of the Allocatee or its Subsidiary Allocatees, as the case may be.

9.8 Disclaimer of Relationships.

      (a) The Allocatee shall not be deemed to be an agency, department or instrumentality of the United States merely by virtue of it being an Allocatee.

      (b) Nothing in this Allocation Agreement, nor any act of the Fund or the Allocatee, shall be construed by either of them, or by a third party, to create any relationship of third-party beneficiary, principal and agent, limited or general partner or joint venture, or of any association or relationship whatsoever involving the Fund and the Allocatee.

      (c) Notwithstanding any other provision of law, the Fund shall not be deemed to control the Allocatee by reason of any NMTC Allocation provided hereunder for the purpose of any other applicable law.

      (d) The Allocatee's receipt of a NMTC Allocation from the Fund shall not be deemed to be an assurance of any kind by the Fund regarding a taxpayer's Equity Investment in the Allocatee.

9.9 Counterparts. This Allocation Agreement may be executed in counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

9.10 Headings. The headings contained in this Allocation Agreement are for convenience only and shall not affect the meaning or interpretation of this Allocation Agreement.

9.11 Amendments. The terms of this Allocation Agreement may be amended, modified, or supplemented by the mutual written consent of the parties hereto. All amendment requests must be directed to the Grants Management and Compliance Manager at gmc@cdfi.treas.gov.

9.12 Survival of Representations and Warranties. All representations, warranties, covenants, and agreements made by the Allocatee in this Allocation Agreement or the Application, including, without limitation, all Assurances and Certifications contained in the Application, or in any document, report, certificate, financial statement, note or instrument now or hereafter furnished in connection with this Allocation Agreement shall survive the execution and delivery of this Allocation Agreement and the provision of any NMTC Allocation pursuant hereto, except as otherwise agreed to by the Fund.

9.13 Termination. Unless otherwise mutually agreed upon in writing by the parties hereto, this Allocation Agreement shall terminate at such time that:

      (a) the Fund determines that the Allocatee has submitted to the Fund all reports required by this Allocation Agreement covering the 7-year credit period (as defined in 26 C.F.R. 1.45D-1T(c)(5)(i)) after the Allocatee issues its last Qualified Equity Investment related to its NMTC Allocation; and

      (b) the Fund determines that the NMTC Allocation has been used as permitted hereby or two years after the 7-year credit period (as defined in 26 C.F.R. 1.45D-1T(c)(5)(i)) after the Allocatee issues its last Qualified Equity Investment related to its NMTC Allocation, whichever date is earlier.

This Section 9.13 shall not, in any manner, waive or supersede any rights, powers, or remedies available to the Department of the Treasury or the Internal Revenue Service pursuant to the Act, the Internal Revenue Code or any other applicable law or regulation.

9.14 Disclosure of Allocatee Reports by Fund. The Fund will, consistent with applicable law (including IRC Section 6103), make reports described in Article VI hereof available for public inspection after deleting any materials necessary to protect privacy or proprietary interests. The Fund will also make reports described in Article VI hereof available to the Internal Revenue Service for the purpose of determining the Allocatee's and its investors' compliance with the requirements of IRC Section 45D and the Temporary and Proposed Income Tax Regulations.

9.15 Compliance with Non-Discrimination Statutes. The Allocatee shall comply, to the extent applicable, with all Federal statutes relating to non-discrimination, including, but not limited to: Title VI of the Civil Rights Act of 1964; Title IX of the Education Amendments of 1972; Section 504 of the Rehabilitation Act of 1973; the Age Discrimination Act of 1975; the Drug Abuse Office and Treatment Act of 1972; the Comprehensive Alcohol Abuse and Alcoholism Prevention, Treatment and Rehabilitation Act of 1970; Sections 523 and 527 of the Public Health Service Act of 1912; and Title VIII of the Civil Rights Act of 1968.

                                                                      SCHEDULE 3
                             ALLOCATEE: ROCKLAND TRUST COMMUNITY DEVELOPMENT LLC
                                                        CONTROL NO.: 03NMA001435

                           FORM OF OPINION OF COUNSEL

           [THIS FORM MUST BE SUBMITTED ON THE COUNSEL'S LETTERHEAD]

                                     [Date]

TO:   Community Development Financial Institutions Fund
      601 13th Street, N.W., Suite 200 South
      Washington, D.C. 20005
      Attention: Grants Management and Compliance Manager

RE:   New Markets Tax Credit Program Allocation
      [Name of Allocatee] [Control No. 03NMA00]

      [If applicable][Name of Each Subsidiary Allocatee and the respective CDE No.]

Dear Ladies and Gentlemen:

      The undersigned counsel represents the above-referenced [Allocatee] and [Subsidiary Allocatees] as counsel in connection with an allocation of New Markets Tax Credits (NMTC) to [Allocatee] from the Community Development Financial Institutions (CDFI) Fund in the second round of the NMTC Program. We have reviewed the General Guidance (66 FR 21846); the CDE Certification Guidance (66 FR 65806); the Notice of Allocation Availability for the NMTC Program (68 FR 42806) and as amended (68 FR 53780); Section 45D of the Internal Revenue Code and the regulations issued pursuant thereto; and made such other investigations of law as we have deemed appropriate. We have also reviewed the Allocation Agreement and such other documents and records as we have deemed necessary to render this opinion. Capitalized terms contained herein shall have the same meaning assigned to them in the Allocation Agreement.

      Based upon the foregoing, the undersigned is of the opinion that:

            a. The Allocatee is a domestic [corporation] [partnership] for Federal tax purposes. [The Subsidiary Allocatee is a domestic corporation/ partnership for Federal tax purposes]. The Allocatee is a [insert corporate form] and is validly existing and in good standing (if applicable) under the laws of the State of ___________ and it is legally authorized to transact business in each jurisdiction in which it is authorized to use its NMTC Allocation to the extent such authorization is required to undertake the activities related to its NMTC Allocation. [The Subsidiary Allocatee is a [insert corporate form] and is validly existing and in good standing (if applicable) under the laws of the State of ___________ and it is legally authorized to transact business in each jurisdiction in which it is authorized to use the NMTC Allocation to the extent such authorization is required to undertake the activities related to the NMTC Allocation.]

            b. The execution, delivery and performance by the Allocatee [and the Subsidiary Allocatees] of the Allocation Agreement are within the Allocatee's [and Subsidiary Allocatees']corporate [partnership] powers and have been duly authorized by all requisite corporate [partnership] action and no additional authorizations are required which have not been previously obtained.

            c. The execution, delivery and performance by the Allocatee [and the Subsidiary Allocatees] of the Allocation Agreement shall not result in any violation of and shall not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of the Allocatee's [and the Subsidiary Allocatees'] incorporation, charter, organization, bylaws or other establishing documents or to our knowledge any provision of Federal or State law to which the Allocatee [or the Subsidiary Allocatees] is subject, or any agreement, judgment, writ, injunction, decree, order, rule or regulation to which the Allocatee [or the Subsidiary Allocatees] is a party or by which it is bound. The Subsidiary Allocatee(s) listed in Section 3.2(c) of the Allocation Agreement are Subsidiaries of the Allocatee.

            d. The Allocation Agreement and all documents related thereto to which the Allocatee or the Subsidiary Allocatee is a party and executed and delivered by the Allocatee or Subsidiary Allocatee as of the date hereof constitute the legal, valid and binding obligations of the Allocatee [and the Subsidiary Allocatees] enforceable in accordance with their respective terms.

            e. To our knowledge, there is no suit, action, proceeding, or investigation, pending or threatened against the Allocatee [or the Subsidiary Allocatees] that questions the validity of the Allocation Agreement or any actions taken or to be taken pursuant thereto.

This opinion is based upon the laws of the State(s) of _______ and the Federal laws of the United States. This opinion is rendered solely in connection with the CDFI Fund's provision of the NMTC Allocation to the Allocatee [and the Subsidiary Allocatees]. Accordingly, it may be relied upon only by the CDFI Fund and may not be relied upon by any other party for any other purpose.

                                                    __________________________
                                                    Name of Counsel
                                                    By:____________________

                                       3